Exhibit 99.1

Protalix BioTherapeutics Appoints Shmuel “Muli” Ben Zvi, Ph.D.
to its Board of Directors

Carmiel, Israel, June 30, 2022 /PRNewswire / Protalix BioTherapeutics, Inc. (NYSE American:PLX, TASE:PLX), announced today that the Company’s Board of Directors has appointed Shmuel “Muli” Ben Zvi, Ph.D. to serve on the Company’s Board of Directors. In addition to Dr. Ben Zvi’s appointment as an independent director, he was also appointed to serve on the Company’s Audit Committee and Compensation Committee.

“We are excited to have Muli join our Board of Directors,” commented Zeev Bronfeld, Chairman of Protalix’s Board of Directors. “He brings extensive financial and economic knowledge, as well as vast management, business and auditing experience, which will be a valuable contribution to our Board of Directors as Protalix continues to execute its strategic plan.”

Dr. Ben Zvi currently serves on the Board of Directors of Bank Leumi, and serves on the credit, technology and strategy committees thereof. He also serves on the Board of Directors of Sol-Gel Technologies Ltd., where he is a member of the audit and compensation committees, and on the Board of Directors of Vascular Biogenics Ltd., where he also serves on the audit and compensation committees.

Shmuel Ben Zvi, Ph.D., Director, Protalix BioTherapeutics, Inc. (photo by Shani Nachmias)

From 2004 to 2014, Dr. Ben Zvi serviced in a number of managerial positions at Teva Pharmaceuticals Industries Ltd., the last two being Vice President, Strategy and Vice President, Finance. From 2000 to 2004, Dr. Ben Zvi was the financial advisor to the chief of general staff of the Israel Defense Forces and head of the Defense Ministry budget department. Dr. Ben Zvi holds a B.A. and an M.A., both Cum Laude, and a Ph.D. in economics, all from Tel-Aviv University, Israel. He also participated in the Harvard Business School Advanced Management Program (AMP) and in National Security & Political Science programs at the National Security College, Israel and Haifa University, Israel. Dr. Ben Zvi performed post doctoral studies in Economics at the Massachusetts Institute of Technology.

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell-based expression system, ProCellEx. Protalix was the first company to gain U.S. Food and Drug Administration (FDA) approval of a protein produced through plant cell-based in suspension expression system. Protalix’s unique expression system represents a new method for developing recombinant proteins in an industrial-scale manner.

Protalix’s first product manufactured by ProCellEx, taliglucerase alfa, was approved by the FDA in May 2012 and, subsequently, by the regulatory authorities of other countries. Protalix has licensed to Pfizer Inc. the worldwide development and commercialization rights for taliglucerase alfa, excluding Brazil, where Protalix retains full rights.

Protalix’s development pipeline consists of proprietary versions of recombinant therapeutic proteins that target established pharmaceutical markets, including the following product candidates: pegunigalsidase alfa, a modified stabilized version of the recombinant human α-Galactosidase-A protein for the treatment of Fabry disease; alidornase alfa or PRX-110, for the treatment of various human respiratory diseases or conditions; PRX-115, a plant cell-expressed recombinant PEGylated uricase for the treatment of severe gout; PRX-119, a plant cell-expressed long action DNase I for the treatment of NETs-related diseases; and others. Protalix has partnered with Chiesi Farmaceutici S.p.A., both in the United States and outside the United States, for the development and commercialization of pegunigalsidase alfa.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “expect,” “anticipate,” “believe,” “estimate,” “project,” “may,” “plan,” “will,” “would,” “should” and “intend,” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk, and various factors may cause differences between our expectations and actual results as discussed in greater detail in our filings with the Securities and Exchange Commission. The statements in this press release are valid only as of the date hereof and we disclaim any obligation to update this information, except as may be required by law.

Investor Contact
Chuck Padala, Managing Director
LifeSci Advisors
646-627-8390
chuck@lifesciadvisors.com